Exhibit 99.1
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                      COUNTRYWIDE HOME LOANS SERVICING LP


                             OFFICERS' CERTIFICATE
                    ANNUAL STATEMENT OF THE MASTER SERVICER


                                  CWMBS, INC.
                    CHL MORTGAGE PASS-THROUGH TRUST 2004-8
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-8


     The undersigned do hereby certify that they are each an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (a "Master Servicer"), and do hereby further certify pursuant to Section 3.16 of the Pooling and Servicing Agreement for the above-captioned Series (the "Agreement") that:

         (i) A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under our supervision; and

         (ii) To the best of our knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year.




/s/ Joseph M. Candelario                                Dated: March 30, 2005
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JOSEPH M. CANDELARIO
FIRST VICE PRESIDENT



/s/ Mark Wong                                           Dated: March 30, 2005
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MARK WONG
SENIOR VICE PRESIDENT